EX-99.2                                         TEXT OF PRESS RELEASE

5G Wireless Appoints Stan Hirschman as Independent Director to Board

MARINA DEL REY, Calif.--(BUSINESS WIRE)--09/30/2004-- 5G Wireless
Communications, Inc. (OTCBB: FGWC), an emerging leader in the wireless broadband industry, announced today that Stanley A. Hirschman has been appointed an independent director to its Board.

Mr. Hirschman is President of CPointe Associates, Inc., an executive management consulting firm that specializes in solutions for companies with emerging technology-based products and is well-versed in the challenges of regulated corporate governance. He is Chairman of the Board of Bravo Foods International, former Chairman of Mustang Software and a former director of Imaging Diagnostic Systems, Inc., Aqua-Wellington Funds and ObjectSoft Corporation. While at Mustang Software, Mr. Hirschman took a hands-on role in the planning and execution of the strategic initiative to increase shareholder value resulting in the successful acquisition of the company by Quintus Corporation.

His client list has included SBC Wireless, Northern Telecom (Nortel), Netcom, Mindspring, Datametrics, Earthlink, Inc., Retail Highway and Xybernaut Corporation. Additionally, he is a founder of Aiirmesh
Communications, a provider of wireless high-speed community broadband.

Mr. Hirschman is a member of the National Association of Corporate Directors and the KMPG Audit Committee Roundtable training program. He is active in community affairs and serves on the Advisory Board of the Salvation Army Adult Rehabilitation Centers.

"We're very excited to be joined by a professional of Stan's caliber and experience," stated Jerry Dix, 5G Wireless CEO. "He will be providing the necessary guidance and leadership, as well as outside direction necessary, for 5G to achieve its goals."

Mr. Hirschman will be replacing Brian Corty, former Corporate
Secretary, who will be devoting more time to wireless research and development activities. Current Corporate Assistant Secretary Don Boudewyn, 5G Co-founder and Executive Vice President, will assume the responsibilities of Corporate Secretary from Mr. Corty.

About 5G Wireless Communications, Inc.

5G Wireless Communications, Inc. (www.5gwireless.com), located in Marina del Rey, CA, develops and sells wireless broadband solutions.
5G Wireless customers receive dependable, high-speed Internet access at lower acquisition and implementation costs than most major competitors. 5G Wireless' products are distinguished by their exceptional data rate/range, number of concurrent users, line-of-sight capabilities and a unique security protocol. These features are particularly significant through 5G Wireless' use of IEEE 802.11b enhancements for "last mile" roaming and point-to-multi-point networks.

For additional information, please visit www.5gwireless.com. Or call
800.916.1611.

CONTACT:5G Wireless Communications, Inc. Frank Simonelli, 310-448-8044 frank@5gwireless.com

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise which could prevent the prompt implementation of any strategically significant plan(s) outlined above. The company cautions that these forward looking statements are further qualified by other factors including, but not limited, to those set forth in the company's Form 10-KSB filing and other filings with the United States Securities and Exchange
Commission (available at http://www.sec.gov/). The company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

All product or service names mentioned herein are the trademarks of their respective owners.